Exhibit 10.1

OMNIBUS TENTH AMENDMENT TO CREDIT AGREEMENT AND
TWELFTH AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT

This Omnibus Tenth Amendment to Credit Agreement and Twelfth Amendment to Note and Warrant Purchase Agreement (“Amendment”) is made as of the 28th day of February, 2013 between Implant Sciences Corporation, a Massachusetts corporation (the “Company”), and DMRJ Group LLC, a Delaware limited liability company (the “Lender” or “Investor”).

BACKGROUND

A.

Company and Investor are parties to a certain Note and Warrant Purchase Agreement dated as of December 10, 2008 (as modified or amended from time to time, including, without limitation, as amended by that certain Omnibus Waiver and First Amendment to Credit Agreement and Third Amendment to Note and Warrant Purchase Agreement dated as of January 12, 2010, that certain Omnibus Second Amendment to Credit Agreement and Fourth Amendment to Note and Warrant Purchase Agreement dated as of April 23, 2010, that certain Omnibus Third Amendment to Credit Agreement and Fifth Amendment to Note and Warrant Purchase Agreement dated as of September 30, 2010, that certain Omnibus Fourth Amendment to Credit Agreement and Sixth Amendment to Note and Warrant Purchase Agreement dated as of March 30,  2011, that certain Omnibus Fifth Amendment to Credit Agreement and Seventh Amendment to Note and Warrant Purchase Agreement dated as of April 7, 2011, that certain Omnibus Sixth Amendment to Credit Agreement and Eighth Amendment to Note and Warrant Purchase Agreement dated as of September 21, 2011, that certain Omnibus Seventh Amendment to Credit Agreement and Ninth Amendment to Note and Warrant Purchase Agreement dated as of October 13, 2011, that certain Omnibus Eighth Amendment to Credit Agreement and Tenth Amendment to Note and Warrant Purchase Agreement dated as of February 21, 2012, and that certain Omnibus Ninth Amendment to Credit Agreement and Eleventh Amendment to Note and Warrant Purchase Agreement dated as of September 5, 2012 (the “Ninth Omnibus Amendment”) (collectively,  the “Purchase Agreement”), pursuant to which, among other things, Investor purchased that certain Amended and Restated Senior Secured Convertible Promissory Note dated March 12, 2009 in the original aggregate principal amount of $5,600,000 (the “March 2009 Note”).

B.

Pursuant to the Purchase Agreement, Investor subsequently purchased that certain Senior Secured Promissory Note dated July 1, 2009 in the original aggregate principal amount of $1,000,000 (the “July 2009 Note”)

C.

Pursuant to the Ninth Omnibus Amendment, among other things the Company issued to the Investor a Second Senior Secured Convertible Promissory Note (the “Second Convertible Note” and together with the March 2009 Note and July 2009 Note, the “Term Notes” and each a “Term Note”).

D.

  The Purchase Agreement and all instruments, documents and agreements executed in connection therewith, or related thereto, including, without limitation, the March 2009 Note and the July 2009 Note and the Second Convertible Note, are referred to herein collectively as the “Purchase Documents”.

E.

Company and Lender are also parties to a certain Credit Agreement dated September 4, 2009 (as modified or amended from time to time, including, without limitation, the Omnibus

Amendments referenced in Paragraph A above, the “Credit Agreement”), pursuant to which, among other things, the Company executed and delivered to Lender that certain Promissory Note dated September 4, 2009 in the original aggregate principal amount of $3,000,000 (as amended by that certain Amended and Restated Promissory Note dated January 12, 2010 in the original aggregate principal amount of $5,000,000 and that certain Amended and Restated Promissory Note dated as of April 23, 2010 but effective as of April 7, 2010 in the original aggregate principal amount of $10,000,000, that certain Amended and Restated Promissory Note dated as of March 30, 2011 in the original aggregate principal amount of $15,000,000, and that certain Amended and Restated Promissory Note dated as of September 29, 2011 in the original aggregate principal amount of $23,000,000  (the “Revolver Note” and together with the March 2009 Note, the July 2009 Note, and the Second Convertible Note, each a “Note” and collectively, the “Notes”)

F.

The Credit Agreement and all instruments, documents and agreements executed in connection therewith, or related thereto, including, without limitation, the Revolver Note, are referred to herein collectively as the “Credit Documents” and together with the Purchase Documents, each a “Transaction Document” and collectively, the “Transaction Documents”.

G.

Company has requested that Investor modify certain definitions, terms and conditions in the Transaction Documents, and Investor is willing to do so on the terms and conditions hereafter set forth.

H.

All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Transaction Documents.

NOW, THEREFORE, with the foregoing Background incorporated by reference and made a part hereof and intending to be legally bound, the parties agree as follows:

1.

Amendments to the Transaction Documents.  Upon the effectiveness of this Amendment:

(a)

Maturity Date.  Notwithstanding anything to the contrary contained in any of the Transaction Documents (including, without limitation, any of the Notes), the “Maturity Date” (as defined in the March 2009 Note, the July 2009 Note, the Second Convertible Note and the Credit Agreement) shall be defined as March 31, 2014.

(b)

Financial Covenants. Notwithstanding anything to the contrary contained in the Purchase Agreement, the Credit Agreement and the Transaction Documents, Investor and the Company agree and acknowledge that the financial covenants contained in Sections 3.29(a), 3.30, 3.32 and 3.33 of the Purchase Agreement and Sections 5.1(q)(i), (r), (t) and (u) of the Credit Agreement shall not be tested from the date hereof through March 31, 2014 (it being understood that any failure to comply with such covenants during such period shall not cause or result in any default or Event of Default).

(c)

Put Option. Section 3(b) of the Ninth Omnibus Amendment is hereby deleted.

(d)

Prepayment of March 2009 Note. Section 1.3 of the March 2009 Note is hereby amended by deleting the words “ten (10) days” and replacing them with the words “thirty (30) days” in the penultimate sentence thereof.

(e)

Prepayment of Second Convertible Note. Section 1.3 of the Second Convertible Note is hereby amended and restated to read as follows:

“Section 1.3. Payment of Principal; Prepayment.  The outstanding principal balance plus all outstanding interest and all other amounts due and owing hereunder shall be paid in full on the Maturity Date.  Notwithstanding the foregoing, the principal balance hereunder and all other amounts may be payable in full at such earlier time upon acceleration of this Note in accordance with the terms hereof. Any amount of principal repaid hereunder may not be reborrowed. The Maker may prepay all or any portion of the principal amount of this Note in an amount equal to the sum of (i) 100% of the amount of the principal prepayment, and (ii) all outstanding interest and all other amounts due and owing hereunder, upon not less than thirty (30) days prior written notice to the Holder, without other penalty or premium. This Note is further subject to mandatory prepayment at the option of the Holder as set forth in Article 4 hereof.

2.

Purchase and Sale of Third Convertible Note.

(a)

Upon satisfaction of the terms and conditions set forth herein and in the Purchase Agreement, Company shall issue and sell to Investor a senior secured convertible promissory note, substantially in the form of Exhibit A hereto (the “Third Convertible Note”), in the aggregate principal amount of $12,000,000. The Third Convertible Note shall be convertible into shares of the Company’s Series I Convertible Preferred Stock (the “Series I Preferred Stock”) in accordance with its terms. Payment for the Third Convertible Note shall be made by cancellation of $12,000,000 of outstanding indebtedness under the Credit Agreement.

(b)

The Third Convertible Note shall be deemed a “Transaction Document” under the Purchase Agreement.

3.

Conversion.

(a)

The March 2009 Note plus all accrued and unpaid interest thereon at the time of any conversion (the “March 2009 Note Convertible Amount”) may be converted at the option of the Investor, (i) at any time and from time to time following a receipt by the Investor of a prepayment notice and (ii) irrespective of any such notice, at any time during the 30-day period ending March 31, 2014, into such number of shares of Company’s Series J Preferred Stock (the “Series J Preferred Stock”) determined by dividing the March 2009 Note Convertible Amount, or such portion thereof sought to be converted by the Investor, by 12,500 times the Series J Conversion Price (as defined in the Articles of Amendment (as defined below) as may be adjusted as provided therein), effective immediately prior to such conversion.

(b)

Mechanics of Conversion.

(i)

The Investor shall give written notice (a “March 2009 Note Conversion Notice”) of its intention to convert all or any portion of March 2009 Note Convertible Amount, setting forth the amount to be converted and the date of conversion.

(ii)

Upon receipt of the March 2009 Note Conversion Notice, the Company shall promptly, but in no event more than 3 business days after receiving a March 2009 Note Conversion Notice, issue and deliver to the Investor at the address specified by the Investor, a certificate or certificates representing the shares of Series J Preferred Stock duly executed by an officer of the Company as required by applicable law. The shares of Series J Preferred Stock shall be issued in the name of the Investor or such person as designated by the Investor.

(iii)

Any conversion pursuant to this Section 3 shall be deemed to have been made immediately after the close of business on the day in which the March 2009 Note Conversion Notice shall have been received by the Company (the “March 2009 Note Conversion Date”), and the Investor or any holder of the Series J Preferred Stock shall be treated for all purposes as the record holder of the Series J Preferred Stock as of such date and time.  No fractional shares will be issued and any portion of the amount converted hereunder attributable to any such unissued fractional share shall be refunded in cash to the Investor.

(c)

For so long as all or any portion of the March 2009 Note Convertible Amount remains outstanding, the Company shall reserve and keep available out of its authorized but unissued capital stock solely for the purpose of providing for the conversion of the March 2009 Note Convertible Amount such number of Series J Preferred Stock as shall from time to time equal the number of shares sufficient to permit the full conversion of the March 2009 Note Convertible Amount as provided herein. The Company agrees that all shares of Series J Preferred Stock issued upon due conversion of the March 2009 Note Convertible Amount shall be, at the time of delivery of the certificates for such shares of Series J Preferred Stock, duly authorized, validly issued, fully paid and non-assessable shares of capital stock of the Company.

4.

Series I Preferred Stock and Series J Preferred Stock.

(a)

The Company shall adopt and file with the Secretary of the Commonwealth of Massachusetts on or before the effectiveness hereof the Articles of Amendment to the Company’s Restated Articles of Organization, in the form of Exhibit B hereto (the “Articles of Amendment”), establishing the Series I Preferred Stock and Series J Preferred Stock. The Investor, as the holder of all of the issued and outstanding shares of the Company’s Series G Convertible Preferred Stock, hereby (i) consents to the authorization and issuance of the Series I Preferred Stock and the Series J Preferred Stock, the indebtedness convertible into such Series I Preferred Stock and Series J Preferred Stock, and the Series I Conversion Shares and Series J Conversion Shares (as such terms are defined below); (ii) confirms its prior consent to the authorization and issuance of the Company’s Series H Convertible Preferred Stock, the indebtedness convertible into such Series H Convertible Preferred Stock, and the Series H Conversion Shares; and (iii) waives any so-called “antidilution protections” and other adjustments to the rates at which any securities held by the Investor may be convertible into any other securities of the Company that may otherwise result from the authorization or issuance of any of the securities referred to in this sentence.

(c)

The Series I Preferred Stock issuable upon conversion of the Third Convertible Note and the shares of Common Stock issuable upon conversion of the Series I Preferred Stock (the “Series I Conversion Shares”) and the Series J Preferred Stock issuable upon conversion of the March 2009 Note and the shares of Common Stock issuable upon conversion of the Series J Preferred Stock (the “Series J Conversion Shares”) shall be “Securities” as such term is used in the Purchase Agreement.

(d)

All references to “Warrant Shares” in Section 3.27 of the Purchase Agreement are hereby amended to refer to “Warrant Shares, Conversion Shares (as such term is defined in the Note), Series H Conversion Shares, the Series I Conversion Shares and Series J Conversion Shares.”

5.

Representations and Warranties.  Company represents and warrants to Investor that:

(a)

All warranties and representations made to Investor under the Transaction Documents are true and correct, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified by materiality, Material Adverse Effect or dollar thresholds in the text thereof), as to the date hereof unless they specifically relate to an earlier date in which case they shall be true and correct as of such date, other than as set forth on the disclosure schedules (the “Updated Disclosure Schedules”) to be delivered to Investor pursuant to Section 6 below (the numbers of which shall correspond to the numbers of the disclosure schedules to the applicable Transaction Document); notwithstanding the foregoing, the representations and warranties made as of the Closing Date (as defined in the Purchase Agreement) in Section 2.1(c) of the Purchase Agreement shall be made as of the date hereof.

(b)

The Company and the Guarantors (as applicable) have the requisite corporate power and authority to enter into and perform this Amendment in accordance with the terms hereof.  The execution, delivery and performance of this Amendment by the Company and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, no further consent or authorization of the Company, its Board of Directors, stockholders or any other third party is required.  When executed and delivered by the Company and the Guarantors, this Amendment shall constitute a valid and binding obligation of the Company and the Guarantors enforceable against the Company and the Guarantors in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)

This Amendment, the Third Convertible Note and all other documents, instruments and agreements executed in connection with this Amendment and any assignment, instrument, document, or agreement executed and delivered in connection herewith, will be valid, binding, and enforceable in accordance with its respective terms.

(d)

Upon the effectiveness of this Amendment, no default or Event of Default is outstanding under any of the Transaction Documents.

6.

Effectiveness Conditions.  This Amendment shall be effective upon completion of the following conditions precedent (all documents to be in form and substance satisfactory to Investor and Investor’s counsel):

(a)

Execution and delivery by Company and each Person who delivered a Guarantee to Investor in connection with the Transaction Documents (each a “Guarantor” and collectively, the “Guarantors”) to Investor of this Amendment;

(b)

Execution and delivery by Company to Investor of the Third Convertible Note;

(c)

Delivery by Company to Investor of a secretary’s certificate, dated as of the date hereof, as to (i) the resolutions adopted by the Board of Directors approving the transactions contemplated hereby, (ii) the Articles of Organization, (iii) the Bylaws, each as in effect as of the date hereof, and (iv) the authority and incumbency of the officers of the Company and the Guarantors executing this Amendment, the Third Convertible Note and any other documents required to be executed or delivered in connection therewith; and

(d)

Execution and/or delivery by Company of all agreements, instruments and documents requested by Investor to effectuate and implement the terms hereof and the Transaction Documents.

7.

Additional Covenants. Promptly, but in any event not less than fifteen (15) days after the date hereof, the Company shall deliver to Investor the Updated Disclosure Schedules, in form and substance satisfactory to Investor.

8.

Expenses.  The Company shall pay any and all costs, fees and expenses of Investor (including without limitation, attorneys’ fees) in connection with this Amendment and the transaction contemplated hereby.  The Company shall pay such amounts upon execution of this Amendment.

9.

No Waiver.  Investor reserves all of its rights and remedies arising with respect to any and all defaults or events of defaults under the Transaction Documents that may be in existence on the date hereof, regardless of whether such defaults or events of default have been identified, or which may occur in the future.  Investor has not modified, is not waiving and has not agreed to forbear in the exercise of, any of its present or future rights and remedies.  No action taken or claimed to be taken by Investor will constitute such a waiver, modification or agreement to forbear.  This Amendment does not obligate Investor to agree to any other extension or modification of the Transaction Documents nor does it constitute a course of conduct or dealing on behalf of Investor or a waiver of any other rights or remedies of Investor except as and only to the extent expressly set forth herein.  No omission or delay by Investor in exercising any right or power under the Transaction Documents, this Amendment or any related instruments, agreements or documents will impair such right or power or be construed to be a waiver of any default or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any other right, and no waiver will be valid unless in writing and then only to the extent specified.

10.

Ratification of Loan Documents.  Except as expressly set forth herein, all of the terms and conditions of the Purchase Agreement, the Credit Agreement and the other Transaction Documents are hereby ratified and confirmed and continue unchanged and in full force and effect.  All references to any of the Transaction Documents shall mean the applicable Transaction Document as modified by this Amendment.

11.

Confirmation of Indebtedness.  Company confirms and acknowledges that as of the close of business on the date hereof and after giving effect to the transactions referenced in Section 2 hereof, Company was indebted to Investor without any deduction, defense, setoff, claim or counterclaim, of any nature, in the aggregate principal and interest in the amount of $38,953,000, of which $5,027,000 is due on account of the March 2009 Note, $1,643,000 is due on account of the July 2009 Note, $7,398,000 is due on account of Advances (as defined in the Credit Agreement),

$12,885,000 is due on account of the Second Convertible Note, and  $12,000,000 is due on account of the Third Convertible Note, plus all fees, costs and expenses incurred to date in connection with the Purchase Agreement, the Credit Agreement and the other Transaction Documents.

12.

Collateral.  Company and Guarantors hereby confirm and agree that all security interests and liens granted to Investor pursuant to the Transaction Documents continue in full force and effect and shall continue to secure the Obligations (as defined in the Security Agreements (as defined in the Purchase Agreement and as defined in the Credit Agreement)), including all liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing, under the Notes and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Investor as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time.

13.

Acknowledgment of Guarantors.  By execution of this Amendment, each Guarantor hereby acknowledges the terms and conditions of this Amendment and confirms that Guarantors jointly and severally and absolutely and unconditionally guarantee, as surety, all of Guarantied Obligations (as defined in the Guaranty from Guarantors to Investor dated December 10, 2008 and in the Guaranty from Guarantors to Investor dated September 4, 2009) including all liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing, under the Third Convertible Note and covenants that each such Guaranty remains unchanged and in full force and effect and shall continue to cover the existing and future Obligations of Company to Investor.

14.

Governing Law.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.  This Amendment shall not be interpreted or construed with any presumption against the party causing this Amendment to be drafted.

15.

Signatories:  Each individual signatory hereto represents and warrants that he or she is duly authorized to execute this Amendment on behalf of his or her principal and that he or she executes the Amendment in such capacity and not as a party.

16.

Duplicate Originals:  Two or more duplicate originals of this Amendment may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.  This Amendment may be executed in counterparts, all of which counterparts taken together shall constitute one completed fully executed document.  Signature by facsimile or PDF shall bind the parties hereto.

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IN WITNESS WHEREOF, the parties have executed this Amendment the day and year first above written.

COMPANY:	IMPLANT SCIENCES CORPORATION By: /s/ Glenn D. Bolduc Name: Glenn D. Bolduc Title: President and Chief Executive Officer
GUARANTORS:	C ACQUISITION CORP. By: /s/ Glenn D. Bolduc Name: Glenn D. Bolduc Title: President
ACCUREL SYSTEMS INTERNATIONAL CORPORATION By: /s/ Glenn D. Bolduc Name: Glenn D. Bolduc Title: President
IMX ACQUISITION CORP. By: /s/ Glenn D. Bolduc Name: Glenn D. Bolduc Title: President
INVESTOR:	DMRJ GROUP LLC By: /s/ Daniel Small Name: Daniel Small Title: Managing Director

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